Exhibit 99.1

Envoy Medical Reports Landmark Accomplishments, Advancing Toward

FDA Approval of First-Of-Its-Kind Fully Implanted Cochlear Implant

Company Completes Historic Trial Enrollment, Secures Transformational Financing, and

Sees Promising Early Clinical Data Presented at Industry Conferences

White Bear Lake, Minnesota – May 11, 2026 – Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health company pioneering fully implanted hearing solutions, today reported first quarter 2026 results and landmark achievements that advance the Company another step closer toward commercialization of its investigational Acclaim® cochlear implant.

“The first quarter of 2026 marked a transformative period for Envoy Medical, highlighted by the completion of enrollment in our pivotal clinical trial and the successful execution of a significant financing,” said Brent Lucas, Chief Executive Officer of Envoy Medical. “Achieving full enrollment in our pivotal clinical study represents a critical step. We continue to be encouraged by the trial’s progress and remain focused on advancing toward PMA submission and, ultimately, commercialization. With a substantially strengthened balance sheet and the support of leading healthcare investors, we believe we are well positioned to execute on our strategic objectives and deliver on the roadmap ahead.”

Corporate and Financial Highlights for Q1 2026:

●	Pivotal Trial Enrollment Complete — A First for the Industry

In a defining milestone for the hearing health sector, Envoy Medical became the first cochlear implant company to achieve full enrollment of a U.S. pivotal clinical trial evaluating a fully implanted cochlear implant seeking FDA approval. The 56th and final patient was successfully implanted on March 11, 2026, completing enrollment across U.S. sites. The Company is now collecting 12-month follow-up data from all participants, with a Premarket Approval (PMA) submission to the FDA to follow.

●	Transformational Capital Raise

Envoy Medical closed an upsized public offering for up to $78.0 million, including $30.0 million in gross proceeds at closing with up to an additional $48.0 million of potential aggregate gross proceeds upon the exercise in full of milestone-linked warrants. The financing was led by Nantahala Capital and included healthcare-dedicated funds such as Broadfin Holdings, as well as existing shareholders including members of the Board and management team.

●	Expanded Intellectual Property Portfolio

As of February 20, 2026, Envoy Medical has expanded its global IP portfolio to 47 patents across North America, Europe, Asia, and Australia. In February alone, the Company secured three new patents strengthening its competitive position in the fully implanted hearing space.

Highlights Subsequent to Q1 2026:

●	Promising Early Clinical Data Presented

Interim six-month clinical data from the first 10 patients in the pivotal study showed no study-defined serious adverse events, mean CNC word recognition improved from 15.2% to 39.2%, median daily device wear time of 24 hours, and improvements in quality-of-life and tinnitus scores. Initial safety and performance data for these 10 patients were presented at the American Academy of Audiology Annual Conference and the Combined Otolaryngology Spring Meetings.

●	All 56 Pivotal Trial Patients Activated

Following the completion of enrollment, Envoy Medical confirmed that all 56 patients implanted in the pivotal clinical trial have been activated. This milestone validates that the full patient cohort is progressing through the study protocol on schedule, keeping the Company on track to collect the 12-month endpoint data required for its planned PMA submission to the FDA.

●	Board Strengthened

Envoy Medical appointed medical device veteran Chas McKhann to its Board of Directors in April 2026, further enhancing the Company’s expertise as it prepares to conclude its pivotal clinical study and prepare for commercial launch.

●	First Patients Reach 12-Month Endpoint

The first three patients implanted in the pivotal trial successfully completed their 12-month endpoint visit, marking a key milestone in the study’s progress. The primary endpoints for the trial are tied to 12-month data, and achieving this critical milestone on schedule underscores the Company’s continued execution as it steadily marches toward PMA submission and commercialization.

Financial Results for the Quarter Ended March 31, 2026 (dollars in thousands):

Net Revenue was $39 for the three months ended March 31, 2026.

Cost of goods sold for the three months ended March 31, 2026, were $313, compared to $226. The $87 increase is primarily due to higher scrap and materials usage as well as increased fees for third-parties performing work related to our products.

R&D expenses for the three months ended March 31, 2026, were $3,642 compared to $2,748 for the three months ended March 31, 2025. This increase of $894 mainly reflects additional clinical trial activity and related personnel costs during enrollment.

Sales and marketing expenses for the three months ended March 31, 2026, were $164 compared to $358 for the three months ended March 31, 2025. The decrease of $194 is primarily due to the reallocation of resources to research and development activities in support of the clinical trial.

General and administrative expenses are $1,879 for the three months ended March 31, 2026, compared to $1,821 for the three months ended March 31, 2025. The increase of $58 was primarily due to higher investor relations and legal expenses.

As of March 31, 2026, cash was approximately $25,251.

The Acclaim® cochlear implant received Breakthrough Device Designation from the FDA in 2019 and is currently under investigation as part of a U.S. based pivotal clinical trial. For more information on the trial, visit www.envoymedical.com/acclaim-pivotal.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operations; the ability to obtain additional patents and develop future products or product improvements; the ability to maintain compliance with Nasdaq rules and requirements; the timing and future outcome of its FDA pivotal trial; the ability to raise capital and the amount of capital required to complete the FDA pivotal trial and early commercialization; the Acclaim CI being the first to market fully implanted cochlear implant; the timing and results of activations, enrollments, follow-up visits, data, and clinical trials of the Acclaim CI; and the participation or any changes or delays in participation of any subjects, institutions, or healthcare professionals in such trials; the safety, performance, and market acceptance of the Acclaim CI; the timing and results of the Acclaim CI’s PMA submission to the FDA; the size of Envoy Medical’s addressable market, operational performance, future market conditions or economic performance and developments in the capital and credit markets; and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; the ability to engage competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 23, 2026, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:

Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com

Media Contact:

Anne Donohoe
KCSA Strategic Communications
O: 732-620-0033
E: Envoy@kcsa.com

ENVOY MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025

Current assets:
Cash	$25,251	$3,739
Accounts receivable, net	31	34
Other receivable	17	19
Inventories	1,490	1,546
Prepaid expenses and other current assets	893	941
Total current assets	27,682	6,279
Property and equipment, net	962	1,035
Operating lease right-of-use asset (related party)	853	886
Prepaid expenses and other assets	325	358
Total assets	$29,822	$8,558

Liabilities, mezzanine equity, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,700	$2,920
Accrued expenses	9,653	7,639
Forward purchase agreement warrant liability	37	24
Product warranty liability, current portion	264	287
Operating lease liability, current portion (related party)	178	174
Other current liabilities	379	518
Total current liabilities	12,211	11,562
Product warranty liability, net of current portion	1,550	1,605
Operating lease liability, net of current portion (related party)	711	745
Private warrant liability	3,830	5,835
Publicly traded warrant liability	941	551
Other liability	27	27
Total liabilities	19,270	20,325

Commitments and contingencies (see Note 13)

Mezzanine equity
Warrants issued to placement agent as part of the 2025 Offerings (see Note 9)	391	391

Stockholders’ equity (deficit)
Series A Preferred Stock, $0.0001 par value; 100,000,000 shares authorized and 10,000,000 shares designated as of March 31, 2026 and December 31, 2025; 4,126,667 shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 76,881,110 shares issued and outstanding as of March 31, 2026 and 28,934,960 shares issued and outstanding as of December 31, 2025	8	3
Additional paid-in capital	329,371	301,355
Accumulated deficit	(319,097)	(313,396)
Accumulated other comprehensive loss	(121)	(120)
Total stockholders’ equity (deficit)	10,161	(12,158)
Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$29,822	$8,558

ENVOY MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Net revenues	$39	$46
Costs and operating expenses:
Cost of goods sold	313	226
Research and development	3,642	2,748
Sales and marketing	164	358
General and administrative	1,879	1,821
Total costs and operating expenses	5,998	5,153
Operating loss	(5,959)	(5,107)
Other income (expense):
Change in fair value of forward purchase agreement warrant liability	(13)	421
Loss on offering and change in fair value of private warrant liability	2,005	-
Change in fair value of publicly traded warrant liability	(390)	194
Interest expense (related party)	-	(495)
Other income (expense), net	6	(11)
Total other income (expense), net	1,608	109
Net loss	(4,351)	(4,998)

Cumulative preferred dividends	(1,350)	(1,238)

Net loss attributable to common stockholders, basic and diluted	$(5,701)	$(6,236)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.29)
Weighted-average Class A Common Stock and pre-funded warrants outstanding, basic and diluted	68,934,960	21,326,609
Other comprehensive (loss) income:
Foreign currency translation adjustment	(1)	6
Other comprehensive (loss) income	(1)	6
Comprehensive loss	$(4,352)	$(4,992)

ENVOY MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(4,351)	$(4,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	73	61
Interest expense and amortization of debt discount on Term Loans (related party)	-	495
Stock-based compensation for services	44	-
Amortization of prepaid insurance	227	247
Stock-based compensation	239	160
Loss on offering and change in fair value of private warrant liability	(2,005)	-
Change in fair value of publicly traded warrant liability	390	(194)
Change in fair value of forward purchase agreement warrant liability	13	(421)
Net change in operating lease (related party)	55	26
Change in inventory reserve	12	(23)
Changes in operating assets and liabilities:
Accounts receivable, net	3	(4)
Other receivable	2	757
Inventories	44	74
Prepaid expenses and other current assets	(121)	(75)
Accounts payable	(1,220)	10
Operating lease liability (related party)	(52)	(22)
Accrued expenses	664	199
Product warranty liability	(78)	(17)
Net cash used in operating activities	(6,061)	(3,725)

Cash flows from investing activities
Purchases of property and equipment	-	(6)
Net cash used in investing activities	-	(6)

Cash flows from financing activities
Payments on insurance financing loans	(208)	(233)
Proceeds from the issuance of Term Loans (related party)	-	5,000
Dividends paid to stockholders of Series A Preferred Stock	-	(1,213)
Proceeds from the issuance of Class A Common Stock, Issued Pre-Funded Warrants, and Series A Warrants	29,997	-
Offering costs from the issuance of Class A Common Stock, Issued Pre-Funded Warrants, and Series A Warrants	(2,215)	-
Net cash provided by financing activities	27,574	3,554

Effect of exchange rate changes on cash	(1)	6
Net (decrease) increase in cash	21,512	(171)
Cash, beginning of period	3,739	5,483
Cash, end of period	$25,251	$5,312

Supplemental disclosures of cash flow information:
Cash paid for interest	$11	$13
Non-cash investing and financing activities:
Accrued and unpaid dividends on Series A Preferred Stock	$1,350	$25
Financing of prepaid insurance	$69	$75
Issuance of Term Loan Warrants (related party)	$-	$688
Issuance of Placement Agent Warrants	$678	$-